Exhibit 10.10

      THIS AGREEMENT is made as of December 24th 2007.

BETWEEN:

              Methes Energies Canada Inc., a corporation formed under the laws of the Province of Ontario, with its head office located at 19-4090 Ridgeway Drive, , Mississauga, Ontario Canada L5L 5X5.

              (Hereinafter the "Corporation")

              - And -


              Scrap Metal Coordinators, an Ontario Corporation with its head office located at 670 Strathearne Avenue North Hamilton, Ontario Canada.

              (Hereinafter the "Vendor")



NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of premises and the mutual covenants herein contained, the Parties hereto agree as follows:

1. The Vendor and the Corporation wish to enter into an Agreement (the "Agreement"), the terms of which are defined herein.

2. The Vendor is the full owner of a property located at 224 Holt Line West, Sombra Ontario after defined the "property"

3. The vendor has agreed to sell the property to the Corporation along with certain assets to be defined at a price to be agreed upon.

4. The Vendor is in the process of dismantling various infrastructures on the property save and except the one identified by the corporation.

5. The vendor will permit access to the corporation, its representative(s) or agent(s) to proceed to a due diligence and an environment study on the property.

6. On or before January 21st the Corporation should have submitted an offer of purchase to the Vendor.

7. In the meantime the Vendor shall not negotiate with other party as it commits to sell said property to the Corporation.

8. The Vendor shall grant to the Corporation a right of first refusal to purchase said property for a period of 90 days from the present and will permit and accept that the Corporation to match any offer of purchase of said property by a third party.


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9,   In the event that the Vendor received an offer of purchase on said property from a third party, it commits and agree to provide a copy of said offer to the corporation within 24 hours and grants said corporation 48 hours from the reception by the corporation of said notification to match said offer by submitting a formal offer of purchase to the Vendor with same minimal terms.

10. By the present the Corporation give a refundable deposit in the amount of $5000 that will be applied to the purchase of said property. In case of non purchase the Vendor will refund said deposit upon request by the Corporation

11. The Vendor commits to give all relevant information on the property for the corporation to execute its due diligence.



                            INTENTIONALLY LEFT BLANK



IN WITNESS WHEREOF this Agreement is executed by the Parties hereto with effect as of the date first above written.

                                                  Methes Energies Canada Inc.



[SIGNATURE ILLEGIBLE]                             By: /s/ Johann Loewen
-------------------------                             --------------------------
Witness                                               Name:  Johann Loewen
                                                      Title: President

                                                  I have authority to bind the
                                                  Corporation



                                                  Poscor Mill Services Corp.



[SIGNATURE ILLEGIBLE]                             By: John VanDeMierden
-------------------------                             --------------------------
Witness                                               Name:  John VanDeMierden
                                                      Title: President

                                                  I have authority to bind the
                                                  Corporation